Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Michael D. Mulholland
Vice President-Financial Planning, Corporate Development and Investor Relations
1.800.2GEVITY (1.800.243.8489), x3007
mike.mulholland@gevity.com
GEVITY RECEIVES $26.6 MILLION
OF RETURNED WORKERS’ COMPENSATION COLLATERAL
AND STRATEGIC EVALUATION CONTINUES
BRADENTON, FL, January 22, 2009 — Gevity (NASDAQ: GVHR), a leading professional employer organization (PEO) that provides HR services to businesses nationwide, today announced it recently received a return of $26.6 million of excess workers’ compensation collateral from AIG Commercial Insurance (“AIGCI”). As previously reported, this return of collateral relates to the Company’s workers’ compensation policy years 2000 to 2002.
This January return of excess collateral, along with other recently reported workers’ compensation program cash flow events, have further strengthened the Company’s cash and liquidity position. As of today’s date, the Company has no outstanding balance on its revolving credit facility and management anticipates no material sustained borrowing position on this facility for the foreseeable future.
In connection with the Company’s ongoing consideration of strategic alternatives to enhance shareholder value, Michael J. Lavington, Chairman and Chief Executive Officer commented that “In parallel with management’s implementation of our 2009 operating plan, our board of directors continues to evaluate a range of strategic alternatives and has made no definitive determination with regard to any such alternatives.”
About Gevity
As a leading provider of HR solutions, Gevity helps small businesses nationwide maximize performance through its world-class HR expertise and services — including payroll, benefits, administrative processing, risk management, policies and procedures, new hire support, performance management, and employee development and retention. For more information, visit gevity.com.
A copy of this press release is also available online at gevity.com > newsroom & events.
Pursuant to the Private Securities Litigation Reform Act of 1995, the Company is hereby providing cautionary statements to identify important factors that could cause the Company’s actual results to differ materially from forward-looking statements contained in, or implied by, this news release. Forward-looking statements are those that express expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts. Such statements are often expressed through the use of words or phrases such as “will result,” “are expected to,” “anticipated,” “plans,” “intends,” “will continue,” “estimated,” “projection,” “preliminary,” “forecast” and similar expressions. The results or events contemplated by forward-looking statements are affected by known and unknown risks that may cause the actual results of the Company to
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differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or to predict, such as risks relating to the following: to the Company’s guidance, including the challenges to achieve its growth strategy, obtaining new client employees, while passing on increased pricing for its services, including professional service fees, retaining clients through annual benefit enrollment, the Company’s dependence on technology services, the adequacy of the Company’s insurance-related loss reserves, the availability of insurance coverage for workers’ compensation and medical benefits, damage due to hurricanes and other natural disasters, risks inherent in the Company’s acquisition strategy and its ability to successfully assimilate acquired entities, the Company’s dependence on third-party technology licenses, the Company’s dependence on key personnel, qualified service consultants and sales associates, fluctuations in the Company’s quarterly results, variability in health insurance claims, state unemployment tax rates and workers’ compensation rates, liabilities resulting from the Company’s co-employment relationship with its clients, credit risks associated with the Company’s large clients, short- termination provisions in the Company’s professional services agreements, financial related concerns at clients which result in fewer employees or a termination of the relationship, the Company’s geographic market concentration, collateral requirements of the Company’s insurance programs, the ability of AIG, parent company of AIG Commercial Insurance, to continue as a going concern, regulatory compliance, the ultimate impact of the current economic environment, the liquidity of the financial markets, Internet and related data security risks, potential liabilities as a consequence of potentially being deemed an “employer” under ERISA and other tax regulations as well as other civil liabilities, challenges to expansion due to varying state regulatory requirements and competition. These and other factors are described in the Company’s filings with the Securities and Exchange Commission, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which such statement is made and the reader should not place undue reliance on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
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